Exhibit 10.34

AMENDMENT NO. 2 TO MASTER TRANSACTION AGREEMENT

This Amendment No. 2 to Master Transaction Agreement (this “Amendment”), entered into this 19th day of June, 2017, amends that certain Master Transaction Agreement made as of March 15, 2017, as amended to date and from time to time (the “Agreement”), by and among Emergent Capital, Inc., a Florida corporation (“Emergent”), PJC Investments, LLC, a Texas limited liability company (“PJC”), and the Consenting Convertible Note Holders party(ies) thereto (“Consenting Convertible Note Holders”). Each of Emergent and PJC may also be referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, in order to make certain agreed modifications to the Agreement, the Parties and Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the outstanding Convertible Notes have agreed to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual promises set forth below, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Definition of Investor. The definition of “Investor” set forth in Section 1.1 of the Agreement shall be amended and restated in its entirety as follows:

“Investor” means one or more Persons designated jointly by PJC and Triax to be party to the Board Documents, the Common Stock Purchase Agreement, the Senior Note Purchase Agreement and/or the Warrant.

2.                                      Warrant. The form of the Warrant attached as Exhibit E to the Agreement is hereby amended to restate the proviso at the end of Section 2(b)(ii) as follows: “provided that upon the earliest date on which (x) at least 50% of the aggregate principal amount of the Outstanding Convertible Notes are converted into shares of Common Stock in accordance with the terms of the Existing Convertible Note Indenture or the New Convertible Note Indenture, as applicable, or (y) all of the Outstanding Convertible Notes are no longer outstanding (whether by conversion, redemption, payment in full at the final maturity date or otherwise), then all remaining Warrant Shares shall vest and become immediately exercisable; provided, further, that Warrant Shares that vest in accordance with this Section 2(b)(ii) shall vest pro rata among all holders of warrants issued concurrently with this Warrant, including the Holder, based upon the proportion that the number of Warrant Shares then vesting bears to the total number of unvested remaining Warrant Shares at the time of such vesting event, as determined in good faith by the Company and as promptly notified to each such holder.”

3.                                      Section 6.13.  Section 6.13 of the Agreement shall be amended by replacing the words “On or before the date that is ten (10) Business Days after the date Emergent launches the Convertible Note Exchange Offer” in such section with “Prior to the expiration of the Convertible Note Exchange Offer”.

4.                                      Defined Terms.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Agreement.

5.                                      No Further Amendments. Except as specifically modified pursuant to this Amendment, all of the provisions of the Agreement remain unchanged and continue in full force and effect.  In the event of any inconsistency between the Agreement and this Amendment, this Amendment shall control.

6.                                      Miscellaneous.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed in all respects by, and construed in accordance with, the laws of the State of New York (without giving effect to its principles of conflicts of laws, to the extent such principles would require or permit the application of the laws of a jurisdiction other than the State of New York).

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

EMERGENT CAPITAL, INC.
By:	/s/ Antony Mitchell
Name:	Antony Mitchell
Title:	CEO
Address:

[Signature page to Amendment to Master Transaction Agreement]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

PJC INVESTMENTS, LLC
By:	/s/ Patrick J. Curry
Name:	Patrick J. Curry
Title:	Manager
Address:

[Signature page to Amendment to Master Transaction Agreement]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

JOEL LUSMAN

By:	/s/ Joel Lusman
Name:	Joel Lusman
Title:
Address:

[Signature page to Amendment to Master Transaction Agreement]